SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 29, 2006

THE LEXINGTON MASTER LIMITED PARTNERSHIP

Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 692-7200

The Newkirk Master Limited Partnership

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of Material Definitive Agreement.

The Newkirk Master Limited Partnership (the “Partnership”) elected to terminate its unsecured $50 million credit line with KeyBank, National Association effective December 29, 2006. The election to terminate the line of credit was based on (i) the fact that the Partnership had obtained the line of credit on April 7, 2006 and had not made any borrowings thereunder and (ii) the expected consummation of the merger described in Item 5.01 below making the line of credit unnecessary.

ITEM 5.01	Changes in Control of Registrant.

The merger of Newkirk Realty Trust, Inc. (“Newkirk”) with and into Lexington Corporate Properties Trust (“Lexington”) became effective on December 31, 2006. As a result of the merger, Newkirk, the then general partner of The Newkirk Master Limited Partnership (the “Partnership”), ceased to be the general partner of the Partnership. Simultaneously with the effectiveness of the merger, Lexington, as the surviving entity in the merger, contributed the entire general partner interest in the Partnership to its wholly-owned subsidiary, Lex GP-1 Trust, a Delaware statutory trust (“Lex-GP”), resulting in Lex-GP becoming the general partner of the Partnership.

Item 5.03.         Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year.

In connection with Lex-GP becoming the new general partner of the Partnership, the Partnership filed a Second Amended and Restated Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 3, 2007 to evidence (i) the change in name from The Newkirk Master Limited Partnership to The Lexington Master Limited Partnership and (ii) the substitution of Lex-GP as the successor general partner of the Partnership to Newkirk.

In addition, Lex-GP entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 2006.

ITEM 8.01	Other Events

In connection with the Merger, the Partnership effected a reverse split pursuant to which each unit of limited partnership interest in the Partnership was converted into .80 units of limited partnership interest in the Partnership.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Certificate of Limited Partnership, incorporated by reference to Exhibit 99.1 Lexington Realty Trust’s Current Report on 8K filed January 8, 2007.
3.2	Second Amended and Restated Agreement of Limited Partnership, incorporated by reference to Exhibit 10.4 Lexington Realty Trust’s Current Report on 8K filed January 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of January, 2007.

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By:	Lex GP-1 Trust
General Partner

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer